UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2008

Borland Software Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8303 N. MoPac Expressway, Suite A-300, Austin, Texas		78759
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 340-2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Prior Independent Registered Public Accounting Firm

On March 21, 2008, the Audit Committee of the Board of Directors of Borland Software Corporation (the "Audit Committee") dismissed PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm for Borland Software Corporation (the "Company," "Borland," "us," "we" or "our").

During the years ended December 31, 2006 and December 31, 2007, and through March 21, 2008, there were no disagreements with PwC on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to PwC’s satisfaction, would have caused it to make reference thereto in its report on our consolidated financial statements for such years.

As previously reported in Item 9A of the Company's Form 10-K for the year ended December 31, 2005 and in the Item 4 section of Forms 10-Q for the quarters ended March 31, 2006 and June 30, 2006, management of the Company identified two material weaknesses in internal control over financial reporting, as follows:

(i) The Company did not maintain an effective control environment with respect to promoting compliance with policies and procedures and the prevention or detection of the override of such controls. As a result, a senior officer was able to override controls.
(ii) The Company did not maintain effective controls over third-party contractor invoices and contracts. As a result, an employee was able to override controls.

As previously reported in the Item 4 section of the Company's Forms 10-Q for the quarters ended September 30, 2006 and March 31, 2007 and in the Item 9A section of the Company's Form 10-K for the year ended December 31, 2006, the material weakness described in (i) above was outstanding. There were no material weaknesses reported in our Forms 10-Q for the quarters ending June 30, 2007 and September 30, 2007 or our Form 10-K for the year ended December 31, 2007.

Except for the two material weaknesses discussed above, during the years ended December 31, 2006 and 2007 and through March 21, 2008, there were no other "reportable events" pursuant to Item 304(a)(1)(v) of Regulation S-K.

The Company has authorized PwC to respond fully to any inquiries of KPMG LLP ("KPMG"), as the Company’s new independent registered public accounting firm, concerning the material weaknesses.

PwC’s reports on our consolidated financial statements for the years ended December 31, 2007 and December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

PwC has been asked to furnish us a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter, dated March 27, 2008, is filed as Exhibit 16.1 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm

On March 21, 2008, after completing a competitive bidding process, the Audit Committee determined to engage KPMG as our principal independent registered public accounting firm for the year ending December 31, 2008. During our years ended December 31, 2006 and December 31, 2007, and through March 21, 2008, neither Borland, nor anyone on its behalf, consulted with KPMG with respect to either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements for the years ended December 31, 2007 or 2006, and no written report or oral advice was provided by KPMG to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue for 2007 or 2006 or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 16.1 Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated March 27, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borland Software Corporation

March 27, 2008	By:	/s/ Erik E. Prusch

Name: Erik E. Prusch
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated March 27, 2008